UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Comfort Systems USA, Inc. (the “Company”) with the Securities and Exchange Commission on May 18, 2011 (the “Original Filing”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future stockholder advisory votes on executive compensation. No other changes are being made to the Original Filing.

ITEM  5.07  Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, at the Company’s 2011 Annual Meeting of Stockholders, the stockholders approved, on an advisory basis, an annual advisory vote on compensation for the Company’s named executive officers. On August 11, 2011, the Company’s Board of Directors determined that, consistent with the shareholders’ vote on this matter, the Company will hold an advisory vote on compensation for the Company’s named executive officers every year until the next vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and General Counsel

Date: August 16, 2011